UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2011

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California 92108
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 10, 2011, Encore Capital Group, Inc. (the “Company”) filed a Current Report on Form 8-K to report the voting results from the Company’s 2011 annual meeting of stockholders held on June 9, 2011 (the “Annual Meeting”). This Form 8-K/A is being filed solely to report the Company’s Board of Directors’ decision with regard to the frequency of future non-binding stockholder votes on the compensation of the Company’s named executive officers.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d) As previously reported, at the Annual Meeting, the Company’s stockholders approved three years as the frequency of future non-binding stockholder votes to approve the compensation of the Company’s named executive officers. Based on the recommendation of the Board of Directors in the Company’s proxy statement and the previously-reported voting results, the Company’s Board of Directors has determined that it will hold a non-binding stockholder vote on the compensation of the Company’s named executive officers every three years until the next required vote on the frequency of such an advisory vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: October 28, 2011	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer